SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 22, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On October 22, 2018, we entered into an Exchange Agreement pursuant to which we acquired a majority of the outstanding shares (the “Control Shares”) of Browning Productions & Entertainment, Inc., a Florida corporation (“Browning”), from William J. Browning, the sole stockholder of Browning. Browning produces television programs which have aired internationally as well as nationally.

In exchange for the controlling interest in Browning, we paid Mr. Browning $10,000 and issued to him 150,000 shares of common stock, and agreed to issue to him an additional 150,000 shares of common stock following completion of the audit of Browning’s financial statements, plus an additional number of shares of common stock determined by dividing two and a half times the net after tax earnings of Browning during the twelve month period ending December 31, 2019 by the average of the closing price of our common stock during the ten consecutive trading days immediately preceding the end of 2019. To the extent the number of shares which we are obligated to issue to Mr. Browning exceeds 13,553,506 shares, representing 19.99% of our outstanding shares of common stock immediately prior to the acquisition (the “Excess Shares”), instead of issuing the Excess Shares to Mr. Browning we will pay him an amount in cash for the Excess Shares. We had previously paid Mr. Browning $10,000 and issued 35,000 shares of common stock to him upon execution of a non-binding letter of intent for the acquisition of Browning on May 10, 2018.

We have agreed to register for resale the initial 150,000 shares issued to Mr. Browning.

We have a right of first refusal to purchase the remaining shares of Browning.

In the event our common stock is delisted from NASDAQ, Mr. Browning has the right to request that we return to him the Control Shares, provided that he has not disposed of one-half of the shares issued and issuable to him in connection with the acquisition.

We also have agreed to provide Browning with a working capital loan in an initial amount of $150,000, which is to be repaid out of the post-closing net profit of Browning.

Item 3.02 Unregistered Sales of Equity Securities

On October 22, 2018, we issued to Mr. Browning, who represented to us that he was an accredited investor, a total of 150,000 shares of common stock (the “Shares”) in exchange for a majority of the outstanding shares of Browning.

The issuance of the Shares was exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(a)(2) of the Securities Act. The certificates representing the Shares were endorsed with the customary Securities Act restrictive legend.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Exchange Agreement dated as of October 22, 2018 for the acquisition of a majority of the outstanding shares of Browning.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2018

ONE HORIZON GROUP, INC.

By:	/s/ Martin Ward
Name: Martin Ward
Title: Chief Financial Officer